UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

December 12, 2011
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, the majority shareholder of Defense Industries International, Inc. (the “Company”), which owns over two-thirds of the voting power of the issued and outstanding stock entitled to vote of the Company,  removed Tsippy Moldovan as a director of the Board.   The Company does not plan to appoint a replacement director to fill Ms. Moldovan’s vacancy at this time.

Mrs. Tzipi Moldovan, who is also a former employee of Export Erez Ltd., a subsidiary of the Company (“Export Erez”), filed an action against Export Erez with the Labor Court in Be'er-Sheva, Israel on October 24, 2011 (the “Motion”).  Ms. Moldovan alleged that Export Erez was improperly withholding payments and certain documents that she required in order to obtain certain rights allegedly due to her as a former employee of Export Erez.   Export Erez  filed a response claiming, inter alia, that it fulfilled its entire obligation according to the applicable law and the former employee is not entitled to the remedies sought in the Petition. While the Motion was rejected by the Court on November 17, 2011, it does not preclude Ms. Moldovan from bringing an action for her underlying claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2011

DEFENSE INDUSTRIES INTERNATIONAL, INC.

By: /s/ Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President